EXHIBIT 99.1

105 Carnegie Center
Princeton, NJ 08540


Contact:

Barak Bar-Cohen, RCN Public Relations, 609-734-3802
Jim Downing, RCN Investor Relations, 609-734-3718

RCN SET TO EMERGE WITH STRONG BALANCE SHEET


PRINCETON, N.J., December 8, 2004 - RCN Corporation ("RCN" or the "Company") announced today that the U.S. Bankruptcy Court for the Southern District of New York confirmed the Joint Plan of Reorganization of RCN Corporation and Certain Subsidiaries (the "Plan"). The Honorable Robert D. Drain, U.S. Bankruptcy Judge, ruled that RCN satisfied all of the statutory requirements necessary to confirm the Plan. Subject to satisfying the conditions to consummation of the Plan, RCN expects to emerge from Chapter 11 by December 31, 2004.

EMERGENCE HIGHLIGHTS

Over 99% approval of the Plan of Reorganization from creditors, an overwhelming vote of confidence in the Plan

An organized and collaborative restructuring process which resulted in confirmation after only 28 weeks when RCN emerges from Chapter 11 by December 31, 2004

The conversion of the Company's Bondholders $1.19 billion in debt into new equity of RCN, a strong indication of confidence in the Plan

The establishment of new credit facilities by year end, led by Deutsche Bank, of up to $480 million under favorable terms to be used to pay off the previous senior secured lenders led by JP Morgan Chase

A strong balance sheet upon emergence, including over $100 million in unrestricted cash to support RCN's strategy to enhance shareholder value

RCN's acquisition of PEPCO's 50% stake in the Starpower joint venture, enabling RCN to take full ownership of the entire Washington, D.C. market by year end

The selection of a 20-year telecom veteran as RCN's next Chief Executive Officer

The appointment of a seasoned and experienced new Board of Directors

"Two years ago we began implementing a plan to fix our balance sheet," said Chairman and CEO, David C. McCourt. " Many telecom companies have emerged after a drawn out restructuring process with too much debt and a tired business plan. RCN has received confirmation after only 28 weeks with the right balance sheet and a fresh strategy for selling bundled services that we pioneered a decade ago and that has become the industry standard."

NEW CHIEF EXECUTIVE OFFICER

RCN's Chairman and CEO, David C. McCourt today announced that he is recommending Peter D. Aquino, a 20-year telecom veteran, as the Company's next Chief Executive Officer. The Official Creditor's Committee unanimously supported Mr. McCourt's selection. Mr. McCourt, who founded RCN in 1997, made the announcement today after forming a search committee for his successor in July. Mr. McCourt will remain as the Company's Chairman but has asked the Official Creditors Committee to appoint his successor by no later than December 31, 2004. Mr. McCourt will remain as a special consultant to the Company, advising RCN on strategic initiatives.

"Over the last few years, I committed myself to ensuring that RCN would be a long term success," said Mr. McCourt. "Now that we are emerging with the right balance sheet, have paid off our banks in full, and a successor has been chosen to run the day-to-day operations, I feel it is the right time to move on to other aspects of the telecom industry."

"We were looking for someone who would stay committed to the competitive vision of RCN which was established when I founded the Company," continued McCourt. "In Pete we have found this commitment as well as the kind of energy and leadership which I know is needed in order to ensure a very promising future for RCN."

Peter D. Aquino brings 20 years of telecommunications and management experience to this position. He has been Senior Managing Director of Capital & Technology Advisors LLC, (CTA) a telecommunications advisory firm, since 2001. CTA has provided valuable operations, financial, legal, regulatory, and management advice to significant industry players, including Leap Wireless, XO Communications and Neon Communications. From 1998 to 2002, he was COO and Board Advisor for Veninfotel, LLC, of Venezuela, where he and his team built and operated voice, data, and video services throughout the country's top nine metropolitan areas in only four years. Veninfotel was the only "triple play" provider in Venezuela with nearly 200,000 broadband connections by December 2001.

From 1995 to 1998, Mr. Aquino was a partner with Wave International, Inc., a telecommunications venture capital firm focused on infrastructure and technology investments around the world. Wave International raised capital and provided management expertise to Veninfotel prior to commercial operations.

Prior to 1995, he spent twelve years with Bell Atlantic (now Verizon) in various senior management positions, most recently Executive Director of Business Development, a position he held for three years. His responsibilities included implementation of business strategies to build and/or acquire non-core projects for Bell Atlantic. He currently serves on the Board of Directors of several public companies, including Neon Communications and Motient Corporation.

"When I came to RCN and started working with Mr. McCourt almost a year ago, I felt it was good chemistry from the start," said Mr. Aquino. "I respect Mr. McCourt as the pioneer of the competitive telecom sector and look forward to continuing his legacy at RCN."

NEW BOARD OF DIRECTORS

As part of the Plan of Reorganization a new Board of Directors has been announced.

Peter D. Aquino
Benjamin C. Duster, IV
Lee S. Hillman
Michael E. Katzenstein
Theodore H. Schell
Daniel Tseung
The members of the new Board of Directors will assume their responsibilities upon consummation of the Plan and the future Directors have indicated their intent to confirm Peter D. Aquino as Chief Executive Officer.

For additional information please visit: www.rcntomorrow.com.

About RCN Corporation
RCN Corporation (Pink Sheets: RCNCQ) is the nation's first and largest facilities-based competitive provider of bundled phone, cable and high speed internet services delivered over its own fiber-optic local network to consumers in the most densely populated markets in the U.S. RCN provides service in the Boston, New York, Eastern Pennsylvania, Chicago, San Francisco and Los Angeles metropolitan markets. RCN also holds a 50% LLC membership interest in Starpower, which serves the Washington, D.C. metropolitan area.

Where The Reader Can Find More Information
RCN, as a reporting company, is subject to the informational requirements of the Exchange Act and accordingly files its annual report on Form 10-K, which was filed on March 30, 2004, quarterly reports on Form 10-Q, current reports on Form 8-K, proxy statements and other information with the SEC. Materials filed with the SEC may be read and copied at the SEC's Public Reference Room at 450 Fifth Street, NW, Washington, D.C. 20549. Please call the SEC at (800) SEC-0330 for further information on the Public Reference Room. As an electronic filer, RCN's public filings are maintained on the SEC's Internet site that contains reports, proxy and information statements, and other information regarding issuers that file electronically with the SEC. The address of that website is http://www.sec.gov. In addition, RCN's annual report on Form 10-K, quarterly reports on Form 10-Q, current reports on Form 8-K and amendments to those reports filed or furnished pursuant to Section 13(a) or 15(d) of the Exchange Act may be accessed free of charge through our website as soon as reasonably practical after RCN has electronically filed such material with, or furnished it to, the SEC. Since September 30, 2003, all reports pursuant to the Exchange Act that RCN has filed with, or furnished to, the SEC have been timely posted on our website. The address of that website is www.rcn.com/investor/secfilings.php.

RCN Forward-Looking Statements
This press release contains forward-looking statements regarding future events and future performance of RCN that involve risks and uncertainties that could materially affect actual results. This information is qualified in its entirety by cautionary statements and risk factors disclosure contained in certain of RCN's Securities and Exchange Commission filings. For a description of certain factors that could cause actual results to vary from current expectations and forward-looking statements contained in this press release, refer to documents that RCN files from time to time with the Securities and Exchange Commission.